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                                                                   Exhibit 99.5



                                    FORM OF


                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be Used for Signature Guarantees)

                                      of

                           Shares of Common Stock of

                           GOLDEN STATE BANCORP INC.

   This form or a facsimile hereof must be used in connection with your election if:

   (a) certificates for shares of common stock of Golden State Bancorp Inc. are not immediately available;

   (b) the procedure for book-entry transfer cannot be completed on a timely basis; or


   (c) the Form of Election and all other required documents cannot be delivered to Citibank, N.A., the Exchange Agent, prior to 5:00 p.m., New
       York City time, on [       ], 2002, (the "Election Deadline").


   This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent.

                            The Exchange Agent is:

                                Citibank, N.A.


                     By Mail:           By Facsimile Transmission:
             (First Class, Registered
                   or Certified)                (   )   -

                                          To Confirm Facsimile
                                              Transmission:
                                              (For Eligible
                                           Institutions Only)

                                                (   )   -

               By Overnight Courier:            By Hand:
              (FedEx, Airborne, UPS,
              DHL, USPS Express Mail)



   Delivery of this instrument to an address other than as set forth above or transmission of this instrument via a facsimile number other than as set forth above does not constitute valid delivery.


   This form is not to be used to guarantee signatures. If a signature on a Form of Election requires a Medallion Signature Guarantee, such Medallion Signature Guarantee must appear in the applicable space provided on the Form of Election.


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Ladies and Gentleman:


   The undersigned hereby surrenders to Citibank, N.A., the Exchange Agent, upon the terms and subject to the conditions set forth in the Form of Election and related instructions, receipt of which are hereby acknowledged, the number of shares of common stock of Golden State Bancorp Inc. specified below pursuant to the guaranteed delivery procedure set forth below.



(Please type or print)                                   SIGN HERE
Certificate Nos. (if available):
                                ----
                                     -----------------------------------------------------
------------------------------------
                                     -----------------------------------------------------
------------------------------------                   Signature(s)
                                      Dated:
------------------------------------        ----------------------------------------------

------------------------------------ [_] Check here if shares will be tendered by book-
                                         entry transfer and fill in the information below:
------------------------------------
                                     The Depository Trust Company
------------------------------------
                                     DTC Account Number:
Number of shares:                                        ---------------------------------
                  ------------------
                                     Transaction Code Number:
------------------------------------                          ----------------------------
              Name(s)

------------------------------------
              Address

------------------------------------

------------------------------------
Area Code(s) and Telephone Number(s)

                         GUARANTEED DELIVERY PROCEDURE


   In order for an election to be effective, Citibank, N.A., the Exchange Agent, must receive a properly completed and duly executed Form of Election, accompanied by certificates representing shares of common stock of Golden State Bancorp Inc. currently held by you (or a proper guarantee of delivery, as described below), no later than 5:00 p.m., New York City time, on the Election Deadline (as described above). Persons whose certificates are not immediately available also may make an election by completing and executing the Form Election or a facsimile thereof) and submitting it to the Exchange Agent by the Election Deadline and by having a Guarantee of Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (subject to the condition that the certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., New York City Time, on the date that is two business days after the Election Deadline (the "Guaranteed Delivery Deadline")).



   If the Exchange Agent does not receive a properly completed and duly executed Form of Election, accompanied by all stock certificates, by the Election Deadline (unless a Guarantee of Delivery has been properly completed and delivered by the Election Deadline and such certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), the stockholder's shares of Golden State common stock will be treated as if no election was made with respect to them.


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                              DELIVERY GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE)


   THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION", AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), AND GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT BY THE GUARANTEED DELIVERY DEADLINE OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, (OR THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE INFORMATION REQUIRED FOR BOOK-ENTRY TRANSFER IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY), TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED FORM OF ELECTION (OR A FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS.



   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Form of Election and certificates representing shares of Golden State common stock to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.


      Authorized Signature: _________________________________________________

      Name: _________________________________________________________________
             (Please Print)

      Title: ________________________________________________________________

      Name of Firm: _________________________________________________________

      Address: ______________________________________________________________

      _______________________________________________________________________
       (Including Zip Code)

      Area Code and Telephone Number: _______________________________________

      Date: _________________________________________________________________

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